                                 Exhibit d.2

  THIS OFFER EXPIRES AT 5:00 PM EASTERN STANDARD TIME ON FEBRUARY 27, 1996*
                           ALLIED CAPITAL CORPORATION
                                RIGHTS OFFERING

                               Subscription Form
Dear Stockholder:

As a stockholder of Allied Capital Corporation on January 22, 1996, the Record Date for the Company's rights offering, you have been issued subscription rights equal to the number of shares of common stock held by you on the Record Date. Pursuant to the Primary Subscription, you are entitled to exercise your Subscription Rights to purchase one (1) additional share of Allied Capital Corporation for every seven (7) Subscription Rights held at an Estimated Price of $12.90 per share and according to the terms and conditions set forth in the Company's Prospectus dated January 25, 1996. The terms and conditions of the rights offering (the "Offer") set forth in the Prospectus are incorporated herein by reference. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus.

In accordance with the Over-Subscription Privilege, as a Record Date stockholder, you are also entitled to subscribe for additional Shares if, after all Primary Subscriptions have been fulfilled, Shares are available and you have fully exercised all Subscription Rights issued to you. If there are insufficient Shares remaining to satisfy all requests pursuant to the Over-Subscription Privilege, the available shares will be allocated in proportion to the number of Subscription Rights originally issued to you. The Company may also, at its sole discretion, elect to increase the number of Shares available in the Offer by up to 15% in order to satisfy requests for additional Shares pursuant to the Over-Subscription Privilege.

                   SAMPLE CALCULATION OF PRIMARY SUBSCRIPTION

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Estimated Subscription Price is
   Number of shares of                          Number of  Subscription Rights divided by     $12.90 per Share.  In this example, if
     Allied Capital             Number of         7 = number of Shares available to you         the full Primary Subscription was
  Corporation owned on     Subscription Rights         under Primary Subscription        exercised, the total Estimated Subscription
    the Record Date:             issued:             (any fractions must be dropped):                   Price would be:
-----------------------------------------------------------------------------------------------------------------------------------
          1,000                   1,000                             142                                    $1,831.80
-----------------------------------------------------------------------------------------------------------------------------------

                      HOW TO EXERCISE SUBSCRIPTION RIGHTS

In order to Exercise your Subscription Rights, you must either (a) complete and sign this Subscription Form and return it together with payment of the Estimated Subscription Price for the shares, or (b) present a properly completed Notice of Guaranteed Delivery, in either case to the Subscription Agent, American Stock Transfer & Trust Company, before 5:00 pm, Eastern Standard Time, on February 27, 1996 * (the "Expiration Date").

         By Mail or Express Mail
         By Hand or Overnight Courier
         ----------------------------
         American Stock Transfer & Trust Company
         Corporate Reorganization Dept.
         40 Wall Street, 46th Floor
         New York, NY 10005

FULL PAYMENT OF THE ESTIMATED SUBSCRIPTION PRICE PER SHARE FOR ALL SHARES SUBSCRIBED FOR PURSUANT TO BOTH THE PRIMARY SUBSCRIPTION AND THE OVER-SUBSCRIPTION PRIVILEGE MUST ACCOMPANY THIS SUBSCRIPTION FORM AND MUST BE MADE PAYABLE IN UNITED STATES DOLLARS BY MONEY ORDER OR CHECK DRAWN ON A BANK LOCATED IN THE UNITED STATES AND MADE PAYABLE TO ALLIED CAPITAL CORPORATION. ALTERNATIVELY, IF A NOTICE OF GUARANTEED DELIVERY IS USED, A PROPERLY COMPLETED AND EXECUTED SUBSCRIPTION FORM MUST BE RECEIVED BY THE SUBSCRIPTION AGENT NO LATER THAN THE CLOSE OF BUSINESS ON THE THIRD (3RD) BUSINESS DAY FOLLOWING THE EXPIRATION DATE AND FULL PAYMENT, AS DESCRIBED IN THE NOTICE OF GUARANTEED DELIVERY, IS RECEIVED NO LATER THAN THE TENTH (10TH) BUSINESS DAY FOLLOWING THE CONFIRMATION DATE. PLEASE SEE "PAYMENT FOR SHARES" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.

Delivery of shares subscribed to pursuant to the Primary Subscription and Over-Subscription Privilege will be made within thirty (30) days following the Expiration Date of the Offer. See "Delivery of Shares" in the Prospectus for additional information.

                THESE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE.

* UNLESS EXTENDED.
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In order to exercise your Subscription Rights, you must complete Part 1 and
Part 2 below.  Complete Part 3 only if applicable.

PART 1: If you choose to subscribe for Shares, plesae complete the following:
/ / I wish to subscribe for the following number of shares pursuant to the Primary Subscription:

                 _________________________ X $12.90 (*) per Share   =   $____________
                 Number of shares

/  /  I wish to exercise my Over-Subscription Privilege (**):

                 _________________________ X $12.90 (*) per Share   =   $____________
                 Number of additional shares
                                                        AMOUNT ENCLOSED $____________

(*) This is an estimated price only. The Subscription Price will be determined on February 27, 1996, the Pricing Date (which is the same date as the Expiration Date), and could be higher or lower depending on changes in the share price of the common stock as quoted on the Nasdaq National Market.

(**) You can only over-subscribe if you have fully exercised your Primary Subscription. There is no limit as to the number of Shares you may subscribe for pursuant to the Over-Subscription Priviledge. If there are insufficient Shares available to satisfy all requests, the Shares will be allocated in proportion to the number of Subscription Rights originally issued to you.

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PART 2: I acknowledge that I have received the Prospectus for this Offer and I hereby irrevocably subscribe for the number of Shares indicated above on the terms and conditions set out in the Prospectus. I understand and agree that I will be obligated to pay an additional amount to the Company if the Subscription Price as determined on the Pricing Date is in excess of the Estimated Subscription Price per share.

I hereby agree that if I fail to pay in full for the shares for which I have subscribed, the Company may exercise any of the remedies provided for in the Prospectus.

Signature of stockholder(s):
                            -----------------------------------------

Printed Name:                           Telephone number:(    )
             --------------------------                   ---- ------
Please note that all stock certificates and refund checks, if any, will be delivered to the address of record, which is the address to which the materials for this offering were delivered. If you wish to change the address of record, please provide separate written instructions, sign the instructions, and deliver them to the Subscription Agent.

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PART 3: The following broker-dealer is hereby designated as having been instrumental in the exercise of the rights hereby exercised:

FIRM:
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REPRESENTATIVE NAME:
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REPRESENTATIVE NUMBER:
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